SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 10, 2010 (December 7, 2010)

CHINA YONGXIN PHARMACEUTICALS INC.
 (Exact name of registrant as specified in Charter)

Delaware	000-26293	20-1661391
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

927 Canada Court
City of Industry, California 91748
(Address of Principal Executive Offices)

(626) 581-9098
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On December 7, 2010, Mr. Harry Zhang resigned as the Chief Financial Officer of China Yongxin Pharmaceuticals Inc. (the “Company”).

There were no disagreements between Mr. Zhang and any officer or director of the company.  The Company provided a copy of the disclosures it is making in response to this Item 5.02 to Mr. Zhang and informed him that he may furnish the company as promptly as possible with a letter stating whether he agrees or disagrees with the disclosures made in response to this Item 5.02, and that if he disagrees, then the Company requests that he provide the respects in which he does not agree with the disclosures.  The Company will undertake to file any letter received from Mr. Zhang, if any, as an exhibit to an amendment to this Current Report on Form 8-K (“Form 8-K”) within two business days after receipt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA YONGXIN PHARMACEUTICALS INC.

By:	/s/ Yongxin Liu
Yongxin Liu
Chief Executive Officer

Dated:   December 10, 2010